PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934


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Check the appropriate box:

[ ]       Preliminary Proxy Statement
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          permitted by Rule 14a-6(e)(2))
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[ ]       Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12

                PENNROCK FINANCIAL SERVICES CORP.
         Name of Registrant as Specified in its Charter)


            _________________________________________
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)


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          transaction applies:

________________________________________________________________

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             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 23, 2002

    TO THE SHAREHOLDERS OF PENNROCK FINANCIAL SERVICES CORP.:

          NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular annual meeting of the shareholders of PENNROCK FINANCIAL SERVICES CORP. will be held on Tuesday, April 23, 2002 at
10:00 a.m. at Yoder's Restaurant, 14 South Tower Road, New Holland, Pennsylvania for the purpose of considering and voting upon the following matters:

               1. ELECTION OF DIRECTORS. To elect the three nominees listed in the accompanying proxy statement.

               2. STOCK INCENTIVE PLAN OF 2002. To consider and vote upon a proposal to approve the Stock Incentive Plan of 2002.

               3.   OTHER BUSINESS.  To consider such other
                    business as may properly be brought before the meeting and any adjournments thereof.

          Only those shareholders of record at the close of business on March 14, 2002 shall be entitled to notice of and to vote at the meeting.

          Please mark, date and sign the enclosed proxy and return it in the enclosed postpaid envelope as promptly as possible. You are cordially invited to attend the meeting. Your proxy is revocable and may be withdrawn if you elect to attend the meeting and wish to vote in person.

          A copy of the annual report of PennRock Financial Services Corp. is enclosed.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              GLENN H. WEAVER
                              President

Enclosures
March 29, 2002

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE PROMPTLY DATE, SIGN AND RETURN YOUR PROXY IN THE ENVELOPE WHICH ACCOMPANIES THIS PROXY STATEMENT.



                         PROXY STATEMENT
         = = = = = = = = = = = = = = = = = = = = = = = =
              Dated and to be Mailed March 29, 2002
         = = = = = = = = = = = = = = = = = = = = = = = =

                PENNROCK FINANCIAL SERVICES CORP.
                         1060 MAIN STREET
                           P.O. BOX 580
                  BLUE BALL, PENNSYLVANIA 17506
                         (717) 354-4541

   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2002

                        TABLE OF CONTENTS

                                                            Page

GENERAL INFORMATION......................................     1

Introduction.............................................     1
Date, Time and Place of Meeting..........................     1
Shareholders Entitled to Vote............................     1
Purpose of Meeting.......................................     1
Solicitation of Proxies..................................     1
Revocability and Voting of Proxies.......................     1
Voting of Shares and Principal Holders Thereof...........     2
Shareholder Proposals....................................     2
Recommendations of the Board of Directors................     3

INFORMATION CONCERNING ELECTION OF DIRECTORS.............     3

General Information......................................     3
Information About Nominees, Continuing Directors and
  Executive Officers.....................................     4
Meetings and Committees of the Board of Directors........     6
Compensation of Directors................................     6
Executive Officers of PennRock...........................     7
Executive Compensation and Related Matters...............     8
Audit Committee Report...................................    16
Transactions with Directors and Executive Officers.......    17
Compliance with Section 16(a) of the Exchange Act........    17

PROPOSAL TO APPROVE THE STOCK INCENTIVE PLAN OF 2002.....    17

Introduction.............................................    17
Administration...........................................    18
Eligibility..............................................    18
Reservation Of Shares....................................    19
Benefits Under the Plan..................................    19
Incentive Stock Options..................................    19
Nonqualified Stock Options...............................    20
Bonus Stock..............................................    21
Certain United States Federal Income Tax Consequences....    22
Termination of Options on Liquidation, Merger or Sale
  of Assets..............................................    24
Amendment, Suspension, or Termination of the Plan;
  Share and Option Adjustment............................    24
Recommendation of the Board of Directors.................    25

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.........    25

General Information......................................    25
Information About Fees...................................    26

ADDITIONAL INFORMATION...................................    26

OTHER MATTERS............................................    26

EXHIBIT A - STOCK INCENTIVE PLAN OF 2002



                       GENERAL INFORMATION

Introduction

          On July 31, 1986, Blue Ball National Bank became a wholly owned subsidiary of PennRock Financial Services Corp., a Pennsylvania business corporation organized for the purpose of becoming a bank holding company ("PennRock"). As of that date, the shareholders of Blue Ball National Bank became shareholders of PennRock. The meeting to which this proxy statement relates will be the fifteenth annual meeting of the shareholders of PennRock.

Date, Time and Place of Meeting

          The regular annual meeting of the shareholders of PennRock will be held on Tuesday, April 23, 2002, at 10:00 a.m. at Yoder's Restaurant, 14 South Tower Road, New Holland, Pennsylvania.

Shareholders Entitled to Vote

          Shareholders of record at the close of business on March 14, 2002 shall be entitled to vote at the meeting.

Purpose of Meeting

          The shareholders will be asked to consider and vote upon the following matters at the meeting: (i) the election of three directors,
(ii) a proposal to approve the Incentive Stock Plan of 2002; and (iii) to consider and vote upon such other business as may be properly brought before the meeting and any adjournments thereof.

Solicitation of Proxies

          This proxy statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of PennRock for use at the annual meeting of shareholders to be held at 10:00 a.m. on Tuesday, April 23, 2002, and any adjournments thereof.

          The expense of soliciting proxies will be borne by PennRock. In addition to the use of the mails, directors, officers and employees of PennRock and Blue Ball National Bank may, without additional compensation, solicit proxies personally or by telephone.

Revocability and Voting of Proxies

          The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Glenn H. Weaver, President of PennRock, at any time before the proxy is voted at the meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the three nominees identified in this proxy statement and FOR the proposal to approve the Incentive Stock Plan of 2002. The enclosed proxy confers upon the persons named as proxies therein discretionary authority to vote the shares represented thereby on all matters that may come before the meeting in addition to the scheduled items of business, including unscheduled shareholder proposals and matters incident to the conduct of the meeting. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of PennRock.

          Shares held for the account of shareholders who participate in the Dividend Reinvestment Plan will be voted in accordance with the instructions of each shareholder as set forth in his proxy. If a shareholder who participates in the Dividend Reinvestment Plan does not return a proxy, the shares held for his account by the Plan Agent will not be voted.

Voting of Shares and Principal Holders Thereof

          At the close of business on February 8, 2002, PennRock had outstanding 6,326,540 shares of $2.50 par value common stock. There is no other class of stock authorized or outstanding. As of such date, 155,867 shares of PennRock common stock were held by the Financial Services Department of Blue Ball National Bank as sole fiduciary (representing approximately 2.46% of such shares outstanding) and will be voted FOR the election of the three nominees identified in this proxy statement and FOR the proposal to approve the Incentive Stock Plan of 2002.

          A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the conduct of business. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, unless a greater vote is required by law or under the Articles of Incorporation or bylaws. In the case of the election of directors, the candidates receiving the highest number of votes cast, up to the number of directors to be elected, shall be elected to the Board of Directors; accordingly, in the absence of a contested election, votes withheld from a particular nominee or nominees will not influence the outcome of the election. In the case of the proposal to approve the Incentive Stock Plan of 2002, a majority of the votes cast is required for approval. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal to approve the Incentive Stock Plan of 2002.

          To the knowledge of PennRock, no person owned of record or beneficially on the record date more than five percent of the outstanding common stock of PennRock.

Shareholder Proposals

          Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (the "SEC"), shareholder proposals intended to be presented at the 2003 annual meeting must be received at the executive offices of PennRock not later than November 30, 2002 in order to be eligible for inclusion in the proxy statement and proxy form to be prepared by PennRock in connection with that meeting. A shareholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 and the bylaws of PennRock is not required to be included in the proxy statement and proxy form of PennRock, and may not be presented at the 2003 annual meeting. All shareholder proposals should be sent to:
PennRock Financial Services Corp., Attention: President, 1060 Main Street, P.O. Box 580, Blue Ball, Pennsylvania 17506.

Recommendations of the Board of Directors

          The Board of Directors recommends that the shareholders vote FOR the election of the three nominees identified in this proxy statement and FOR the proposal to approve the Stock Incentive Plan of 2002.

           INFORMATION CONCERNING ELECTION OF DIRECTORS

General Information

          The bylaws of PennRock provide that the Board of Directors shall consist of not less than two nor more than 25 persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The bylaws further provide that the directors of each class shall be elected for a term of three years.

          At each annual meeting the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. The number of directors shall be determined by the Board of Directors. Any shareholder who owns not less than 100 shares of the stock of PennRock is eligible to be elected to the Board of Directors.

          A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until his successor is duly elected by the shareholders at the next annual meeting at which directors of his class are to be chosen.

          The Board of Directors has fixed the number of directors at 11. Of these 11 directors, there are three directors whose terms of office will expire at the 2002 annual meeting and eight continuing directors whose terms of office will expire at the 2003 or 2004 annual meeting. The Board of Directors proposes to nominate the following persons for election to the Board of Directors at the 2002 annual meeting for the term specified below:

                             Class C
                          For a Term of
                           Three Years

                          Aaron S. Kurtz
                         Robert K. Weaver
                          Lewis M. Good

          In the event that any of the foregoing nominees is unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of PennRock may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director, if elected.

          Section 2.3 of Article II of the bylaws of PennRock requires, among other things, that a shareholder who wishes to nominate a candidate for election to the Board of Directors must provide advance written notice to PennRock, which notice must contain certain prescribed information and must be delivered to the Chairman of the Board of PennRock not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. The chairman of the meeting must determine whether a nomination has been made in accordance with the requirements of the bylaws and, if he determines that a nomination is defective, such nomination and any votes cast for the nominee shall be disregarded.

Information About Nominees, Continuing Directors and Executive Officers

          Information concerning the three persons to be nominated for election to the Board of Directors of PennRock at the 2002 annual meeting and concerning the eight continuing directors is set forth below. The following table also includes information concerning shares of PennRock common stock owned beneficially by executive officers who are named in the Summary Compensation Table appearing elsewhere in this proxy statement and by all directors and executive officers as a group.

                                         Shares of
                                         PennRock
                                       Common Stock
                                       Beneficially
                                        Owned as of     Percent   Principal Occupation
                          Director   February 8, 2002      of     for the Past 5 Years
Name and Age              Since(1)        (2)(3)         Class    and Other Directorships(4)

CLASS A (TERM EXPIRES IN 2003) - CONTINUING DIRECTORS
Norman Hahn (65)            1976          157,363        2.49%    Chairman of the Board and Chief Executive
                                                                  Officer, Conestoga Wood Specialties, Corp.
                                                                  (manufacturer of wood products)

Robert L. Spotts (71)       1985          20,022          *       Retired.  Formerly President, Martin
                                                                  Limestone, Inc. (quarry)

Dale M. Weaver (63)         1977         123,926         1.96%    Partner, D & L Partners (real estate
                                                                  investment); formerly, President, New Holland
                                                                  Custom Woodwork, Ltd. (church furniture and
                                                                  millwork)

Melvin Pankuch (62)         1988          18,140          *       Executive Vice President and Chief Executive
                                                                  Officer, PennRock and President and Chief
                                                                  Executive Officer, Blue Ball National Bank
CLASS B (TERM EXPIRES IN 2004) - CONTINUING DIRECTORS

Elton Horning (70)          1989          35,149          *       Auctioneer, Owner of Elton Horning Farm
                                                                  Agency and Partner of Horning Farm Agency
                                                                  (real estate agency)

Glenn H. Weaver (67)        1985         106,772         1.70%    President, PennRock; Partner R & G Associates
                                                                  (real estate investment)

Irving E. Bressler (51)     1997           1,300          *       President, Bressler Auto Specialties, d/b/a
                                                                  Autospa of Wyomissing Hills (car wash and
                                                                  auto detailing)

Sandra J. Bricker (54)      1999             317          *       President, The Bricker Group (consultant to
                                                                  and owner and operator of retirement
                                                                  communities)
CLASS C (TERM EXPIRES IN 2002) - NOMINEES

Aaron S. Kurtz (63)         1980           8,750          *       President, Ludwig Office Furniture, Inc.
                                                                  (office furniture)

Robert K. Weaver (53)       1975          22,503          *       Area Director, Eastern Pennsylvania, Joni and
                                                                  Friends (charitable organization); formerly
                                                                  Partner, Wentz, Weaver & Kling, LLP (law
                                                                  firm)

Lewis M. Good (43)          1991           4,314          *       Owner, Original Good's Potato Chips (food
                                                                  products)
NAMES EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

George B. Crisp                            4,700          *

Joseph C. Spada                            6,168          *

Michael H. Peuler                          5,571          *

All Directors and
  Executive Officers as
  a group (14 persons)                   502,747         7.95%

* Less than one percent of the total number of shares of common stock outstanding.

                            FOOTNOTES

          1.   Includes service as a director of Blue Ball
               National Bank, predecessor to PennRock.

          2. Beneficial ownership of shares of the common stock of PennRock is determined in accordance with Securities and Exchange Commission Rule 13d-3(d)(1), which provides that a person shall be deemed to own any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or direct the disposition of the stock.

          3. Each person named in this table has sole voting and investment power with respect to the shares listed above, except that voting and investment power with respect to a total of 99,848 shares is shared with spouses, children or other family members. The shares shown above include a total of 108,281 shares which are held by spouses, children or other family members or by trusts or estates with respect to which a director or executive officer serves as trustee or executor, beneficial ownership of which is in each case disclaimed. Also included in the shares shown above are a total of 21,198 shares which may be acquired pursuant to the exercise of stock options which are currently vested or which will vest within 60 days, which shares are treated as issued and outstanding for purposes of determining ownership percentage.

          4. No nominee or continuing director is a director of any other company which has one or more classes of securities registered with the Securities and Exchange Commission pursuant to
               Section 12 or which is required to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934.

Meetings and Committees of the Board of Directors

          The Board of Directors of PennRock does not have a standing Audit Committee, Nominating Committee, or Compensation Committee.

          Blue Ball National Bank has a standing Audit Committee. Since Blue Ball National Bank was until recently the only subsidiary of PennRock, the Audit Committee of Blue Ball National Bank has been acting on behalf of PennRock and will continue to do so until PennRock committees are appointed.

          Members of the Audit Committee of Blue Ball National Bank during 2001 were Robert L. Spotts, Chairman, and Irving E. Bressler, Sandra J. Bricker, Lewis M. Good, Norman Hahn, and Elton Horning. The principal duties of the Audit Committee are to obtain and review such internal and external financial information as may be necessary in order to assure that the audit coverage is appropriate and that satisfactory internal reporting procedures are maintained. The Audit Committee operates under a charter adopted by the Board of Directors. All members of the Audit Committee of Blue Ball National Bank were "independent directors" at all times during 2001 as such term is defined in the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee met six times during 2001.

          The Board of Directors met 28 times during 2001. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the various committees of the Board of Directors on which they served.

Compensation of Directors

          The directors of PennRock do not receive any additional compensation for their services as such, beyond the compensation paid to them as directors of Blue Ball National Bank. Each member of the Board of Directors of Blue Ball National Bank, other than the Chairman of the Board, is paid an annual fee of $2,000 for his services as a director, a fee of $375 for each regular meeting of the Board of Directors which he attends, and $160 for each meeting of a committee of the Board of Directors which he attends. In addition to the regular directors' compensation, the Secretary of the Board of Directors also receives an additional fee of $5,700. The Chairman of the Board receives an annual fee of $14,200 and a fee of $160 for each committee meeting of the Board of Directors which he attends. No directors' fees are paid to any director who is also a full-time salaried officer of Blue Ball National Bank or PennRock.

Executive Officers of PennRock

          The following persons are the executive officers of PennRock:

Name                Age   Office Held and Term of Office

Norman Hahn          65   Chairman of the Board of PennRock
                          since 1991; Chairman of Blue Ball
                          National Bank since 1991.

Glenn H. Weaver      67   President of PennRock since 1989.

Robert K. Weaver     53   Secretary of the Board of PennRock
                          since 1986; Secretary of Blue Ball
                          National Bank since 1977.

Melvin Pankuch       62   Executive Vice President and Chief
                          Executive Officer of PennRock since
                          1989; President and Chief Executive
                          Officer of Blue Ball National Bank
                          since 1988.

George B. Crisp      54   Senior Vice President and Treasurer of
                          PennRock since 1989; Senior Vice
                          President Operations of Blue Ball
                          National Bank since 1993.

Joseph C. Spada      51   Senior Vice President - Sales of Blue
                          Ball National Bank since 1993.

Michael H. Peuler    51   Senior Vice President - Financial
                          Services of Blue Ball National Bank
                          since 1995; President of National
                          Advisory Group, Inc. since 2001.

Executive Compensation and Related Matters

          Summary of Cash and Certain Other Compensation

          The following table provides certain summary information concerning compensation paid or accrued by PennRock and Blue Ball National Bank to the chief executive officer of PennRock and to each of the other most highly compensated executive officers of PennRock whose combined salary and bonus compensation exceeded $100,000 for the year ended December 31, 2001.

                    SUMMARY COMPENSATION TABLE

                                                                            Long Term Compensation
                                   Annual Compensation                    Awards           Payouts
        (a)                (b)      (c)        (d)       (e)         (f)          (g)        (h)        (i)
                                                        Other                 Securities
                                                        Annual   Restricted   Underlying     LTIP    All Other
    Name and                                           Compen-      Stock      Options/      Pay-     Compen-
    Principal                     Salary    Bonus(1)    sation     Awards       SARs(2)      outs    sation(3)
     Position             Year      ($)       ($)        ($)         ($)          (#)         ($)       ($)
Melvin Pankuch,           2001   $285,000   $28,230      None       None        10,502       None     $20,400
  Executive Vice
  President and           2000    278,250    32,993      None       None        10,496       None      17,206
  Chief Executive
  Officer                 1999    265,000    30,371      None       None        10,501       None      19,191

George B. Crisp,          2001   $134,828   $13,301      None       None         5,251       None     $18,023
  Senior Vice
  President and           2000    130,268    15,620      None       None         5,248       None      14,736
  Treasurer
                          1999    126,474    14,564      None       None         5,251       None      16,882

Joseph C. Spada,          2001   $138,774   $13,639      None       None         5,251       None     $18,532
  Senior Vice
  President,              2000    132,798    15,923      None       None         5,248       None      15,022
  Blue Ball
  National Bank           1999    128,930    14,846      None       None         5,251       None      17,210

Michael H. Peuler,        2001   $138,850   $13,351      None       None         5,251       None     $19,971
  Senior Vice
  President,              2000    130,000    15,045      None       None         5,248       None      14,691
  Blue Ball
  National Bank           1999    123,600    14,232      None       None         5,251       None      16,499

                            FOOTNOTES

          1. Consists of the cash and PennRock common stock components of: (i) the bonus awarded and paid in 2001 under the Bonus Compensation Plan, and
               (ii) the bonus under the Executive Incentive
               Compensation Plan awarded and paid in 2001 with respect to 2000 financial performance. Because the necessary peer group performance data is not yet publicly available, it is not possible to determine at this time whether (or the extent to which) a bonus under the Executive Incentive Compensation Plan will be payable to the named executive officers in 2002 with respect to 2001 financial performance.

          2. Adjusted to reflect stock splits and stock dividends since date of grant.

          3. Consists of the non-cash component of the bonus awarded and paid in 2001 under the Bonus
               Compensation Plan in the form of a contribution to the Profit Sharing Plan maintained by Blue
               Ball National Bank.

                  Stock Options Granted in 2001

          The following table sets forth certain information relating to stock options granted during 2001 to the executive officers named in the Summary Compensation Table appearing above. No stock appreciation rights ("SAR's") were granted in 2001.

                    OPTION/SAR GRANTS IN 2001

                             Individual Grants
                                   Percent                               Potential
                      Number      of Total                              Realizable
                     of Shares    Options/                           Value at Assumed
                    Underlying      SARs                               Annual Rates
                     Options/    Granted to    Exercise               of Stock Price
                       SARs       Employees    or Base     Expir-    Appreciation for
                    Granted in    in Fiscal     Price      ation      Option Term(4)
Name                2001(1)(2)      Year        (2)(3)      Date       5%        10%
                        (#)         (%)       ($/Share)     ($)       ($)        ($)
Melvin Pankuch        10,502         28%        $15.11    4-10-11   $99,634   $252,783

Joseph C. Spada        5,251         14%         15.11    4-10-11    49,832    126,392

George B. Crisp        5,251         14%         15.11    4-10-11    49,832    126,392

Michael H. Peuler      5,251         14%         15.11    4-10-11    49,832    126,392

                            FOOTNOTES

          1. Represents the grant of incentive stock options on April 10, 2001 pursuant to the terms of the Omnibus Stock Plan. Each option vests and becomes exercisable one-half after the expiration of three years from the date of grant and the balance after the expiration of five years from the date of grant. Each option expires, to the extent not previously exercised, upon termination of employment for reasons other than retirement, disability or death.

          2. Adjusted to reflect stock splits and stock dividends since date of grant.

          3. Exercise price in each case is equal to 100% of fair market value on the date of grant.

          4. The dollar amounts set forth in these columns are based upon assumed annual appreciation rates of 5% and 10% as required under applicable Securities and Exchange Commission regulations and are not intended to indicate the possible future price appreciation, if any, of PennRock common stock. No gain will be realized by the option holder in the absence of an increase in the market price of PennRock common stock, which will benefit all shareholders.

Stock Option Exercises and 2001 Year-End Values

The following table sets forth with respect to the executive officers named in the Summary Compensation Table certain information relating to the exercise of stock options during 2001 and relating to the number and value of unexercised stock options and SAR's held as of December 31, 2001. No SAR's were either granted or exercised in 2001 and none were outstanding on December 31, 2001.

            2001 OPTION EXERCISE AND YEAR-END VALUES

                                            Value
                                           Realized
                                           (Market
                                           Value at
                                 Share    Exercise,                                     Value of Unexercised
                               Acquired      Less              Number of                    In-The-Money
                                  on       Exercise     Unexercised Options/SARs       Options/SARS at Fiscal
Name                           Exercise     Price)         at Fiscal Year-End           Year-End 12/31/2001
                                  (#)        ($)                  (#)                           ($)
                                                      Exercisable   Unexercisable   Exercisable   Unexercisable
Melvin Pankuch                   None        N/A         3,700          35,199        $11,059         $6,657

George B. Crisp                  None        N/A         1,050          16,800          3,360          3,360

Joseph C. Spada                  None        N/A           525          16,275          3,360          3,360

Michael H. Peuler                None        N/A         1,050          16,800          3,360          3,360

   Compensation Committee Interlocks and Insider Participation

          The Board of Directors of PennRock has no standing Compensation Committee. Instead, decisions relating to the compensation of executive officers of PennRock are generally made by the Board of Directors as a whole, except that Melvin Pankuch, who is a member of the Board of Directors and Executive Vice President and Chief Executive Officer, does not participate in deliberations relating to his compensation.
Mr. Pankuch is the only director who is also an employee; Glenn H. Weaver, a former employee, is not now an employee, but serves as President of PennRock.

          There were no compensation committee "interlocks" during 2001, which in general terms means that no executive officer or director of PennRock served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of PennRock.

                 Executive Employment Agreements

          On December 17, 1999 PennRock and its wholly owned subsidiary, Blue Ball National Bank (collectively, the "Employers"), entered into an Employment Agreement with Melvin Pankuch ( the "Employment Agreement"), under the terms of which PennRock engaged Mr. Pankuch as its Executive Vice President and Chief Executive Officer and Blue Ball National Bank engaged Mr. Pankuch as its President and Chief Executive Officer. The Employment Agreement provides for an initial term of two years and is subject to automatic renewal for successive additional periods of two years each, unless either Mr. Pankuch or the Employers elect not to renew by giving written notice to the other 180 days in advance of the expiration of the then current term.

          The Employment Agreement provides that Mr. Pankuch shall receive a salary of not less than $265,000 per year, subject to annual review and adjustment. The Employment Agreement also entitles Mr. Pankuch to participate in the incentive compensation and employee benefits plans maintained by the Employers.

          The Employment Agreement terminates in the event of Mr. Pankuch's disability or death and may be terminated by the Employers at any time, with or without cause. Mr. Pankuch has the right to terminate the Employment Agreement, with or without cause, by resigning upon 180 days' advance written notice and has the right to terminate his employment for good reason (as defined in the Employment Agreement) upon 60 days' advance written notice following the occurrence of a change in control (as defined in the Employment Agreement).

          Mr. Pankuch is entitled to receive certain severance benefits in the event that the Employers elect not to renew the Employment Agreement or in the event that the Employers elect to terminate the Employment Agreement without cause. The severance benefits to which Mr. Pankuch would be entitled include salary continuation for up to 24 months, except that the Employers are not obligated to continue to make salary continuation payments after the expiration of 12 months from the date of termination if Mr. Pankuch obtains a comparable executive level position with another employer. In addition, if Mr. Pankuch elects to purchase continuation coverage under the Employers' medical insurance plan, the Employers are required to reimburse him for such expense. Mr. Pankuch is, however, obligated to mitigate the obligation of the Employers to pay the foregoing severance benefits by using his best efforts to obtain a comparable executive level position with another employer. Mr. Pankuch is also entitled to receive severance benefits following the occurrence of a change in control in the event that he elects to terminate the Employment Agreement for good reason or if the successor to the Employers elects to terminate the Employment Agreement prior to the end of its then current term other than for cause. The severance benefits to which Mr. Pankuch would be entitled under these circumstances include a severance payment in an amount equal to three times his then current annual compensation (which amount is subject to reduction so as to avoid the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986) and reimbursement of the expense incurred by Mr. Pankuch if he elects to purchase continuation coverage under the Employers' medical insurance plan.

          Blue Ball National Bank entered into employment agreements with each of George B. Crisp, Joseph C. Spada and Michael H. Peuler in April of 2000. These agreements are substantially similar to the Employment Agreement entered into with Mr. Pankuch, except that: (i) the base salaries payable to Messrs. Crisp, Spada and Peuler are $130,268, $132,798 and $130,308, respectively, and (ii) the severance payment provided for in the event of termination following a change in control is equal to two times then current annual compensation.

             Board Report on Executive Compensation

          The following report is submitted by the Board of Directors (exclusive of Mr. Pankuch) and addresses the compensation policies of PennRock for 2001 as applicable to executive officers generally and to Mr. Pankuch, the chief executive officer.

          The Board of Directors is responsible for establishing an appropriate compensation policy applicable to the executive officers of PennRock and for overseeing the administration of that policy. The overall objective of the Board's policy is to provide competitive levels of compensation that integrate pay with annual and long term performance goals, reward above average performance, recognize individual initiative and achievements and assist PennRock in attracting, motivating and retaining capable senior executive officers. The Board's policy provides for competitive base salary compensation which reflects individual performance and for annual performance incentive compensation opportunities earned through the achievement of financial performance and other goals established by the Board and management. In addition, the Board intends in the future to place greater emphasis upon longer-term stock-based incentive opportunities through the implementation of the Omnibus Stock Plan, which was approved by the shareholders at the 1992 annual meeting, and through the Stock Incentive Plan of 2002, which will be presented to the shareholders for approval at this year's annual meeting. The Board is of the view that stock ownership by senior executive officers and stock-based incentive compensation arrangements are beneficial in aligning the interests of management and shareholders in the overall enhancement of profitability and shareholder value. The Board believes for this reason that it may in the future rely more heavily upon stock-based incentive compensation arrangements in designing the compensation packages of the executive officers of PennRock.

          In designing and administering the individual elements of its executive compensation policy, the Board of Directors strives to balance short-term and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance and in determining the amount of overall compensation. What follows is a discussion of each of the elements of the Board's compensation policy, together with a summary of decisions made by the Board in 2001 with respect to the compensation of Mr. Pankuch.

          The Omnibus Budget Reconciliation Act of 1993 (the "Act") imposes certain limitations on the deductibility for federal income tax purposes of annual compensation in excess of $1 million payable to certain officers of PennRock. Because the Board of Directors does not anticipate that the annual compensation of any officer will exceed $1 million, it does not intend to modify the compensation policy of PennRock in response to the provisions of the Act.

Base Salary

          The base salary component of an executive officer's compensation is determined annually by the Board of Directors by reference to salary surveys and other data and is adjusted as necessary to be competitive with average salaries paid to executive officers at other banks and bank holding companies of equivalent size and characteristics. The actual salary paid to an executive officer is determined through an annual performance appraisal, which evaluates performance by reference to the following factors: supervisory and management performance, marketing and sales plan performance, internal cooperation, reporting and communication, customer and public relations, strategic and business plan development and achievement, and profit planning and budgeting. The Board also considers the financial goals that were set at the beginning of the year by the Board and management and relates them to year-end results. Some of these goals are growth in assets, growth in deposits, percentage increase in net income for the year, growth in loans, return on equity and return on assets.

Bonus Compensation Plan

          The Bonus Compensation Plan is an annual incentive program for all employees, including executive officers and other key management employees. The purpose of the Plan is to provide a direct financial incentive in the form of an annual bonus that is related to return on equity. Bonuses under the Bonus Compensation Plan are paid partly in cash (in the case of Vice Presidents and more senior officers, 15% of the cash component of the bonus is payable in shares of PennRock common stock valued at fair market value) and partly in the form of a contribution to an employee's account under the Blue Ball National Bank Profit Sharing Plan.

Executive Incentive Compensation Plan

          The Executive Incentive Compensation Plan is a compensation plan under which key officers (vice presidents and above) of PennRock and Blue Ball National Bank are eligible to receive bonuses equal to a percentage of salary. The Plan was adopted by the Board of Directors in 1994. The amount of bonus, if any, awarded under the Plan is determined on the basis of an objective two-part formula. The first part of the formula is based upon return on equity relative to peer group bank holding company performance. (The peer group used for this purpose consists of the approximately 325 bank holding companies comprising Peer Group No. 4 as published by the Federal Reserve Board in its annual Bank Holding Company Performance Report.) The second part of the formula is based upon year-to-year comparative growth in PennRock's net income. A bonus earned under the Plan with respect to current year performance is paid in the spring of the following year. Bonuses are payable 70% in cash and 30% in shares of PennRock common stock valued at fair market value.

Omnibus Stock Plan

          The Omnibus Stock Plan, which was approved by the shareholders at the 1992 annual meeting, is a long-term incentive plan for senior executives of PennRock. The objectives sought to be achieved by the grant of awards under the Omnibus Stock Plan are to align executive and shareholder long-term interests by creating a strong and direct link between overall executive compensation and shareholder return and to enable senior officers to develop and maintain a significant, long-term stock ownership position in PennRock common stock. Awards may be granted under the Omnibus Stock Plan in the form of non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units and restricted stock. In April 2001, Messrs. Pankuch, Crisp, Peuler and Spada were each granted incentive stock options to purchase shares of PennRock common stock as described in the Option/SAR Grants in 2001 Table appearing above. The Omnibus Stock Plan will be replaced by the Stock Incentive Plan of 2002, which will be presented to the shareholders for approval at this year's annual meeting.

Compensation of Chief Executive Officer

          Mr. Pankuch's compensation is determined in accordance with the compensation policy of the Board of Directors described above and he is eligible to participate in the compensation plans described above. The general approach adopted by the Board of Directors in determining
Mr. Pankuch's annual compensation is to seek to be competitive with other bank holding companies of equivalent size and characteristics, but to have a significant percentage of his total compensation based upon the achievement of short-term and long-term performance goals. This approach provides a strong incentive to achieve or surpass the goals established by the Board of Directors, while simultaneously providing an element of stability in Mr. Pankuch's compensation.

          Mr. Pankuch's base salary during 2000 was $278,250 and was set by the Board of Directors at $285,000 for 2001 (an increase of approximately 2.4%), based upon the factors discussed above and upon an evaluation conducted by the Board of Directors.

          Mr. Pankuch received in 2001 a bonus of $37,500 under the Bonus Compensation Plan, which is reflected in the Summary Compensation Table set forth above. The amount of this bonus was determined by the Board of Directors in accordance with the terms of the Bonus Compensation Plan. Specifically, $14,547 was paid in cash, $2,553 was paid in shares of PennRock common stock valued at fair market value, and $20,400 was contributed to Mr. Pankuch's account under the Blue Ball National Bank Profit Sharing Plan. In addition, a bonus of $19,080 under the Executive Incentive Compensation Plan was paid to Mr. Pankuch in 2001 with respect to 2000 financial performance and is also reflected in the Summary Compensation Table set forth above; $8,949 of this bonus was paid in cash and $2,181 in shares of PennRock common stock valued at fair market value. Because the necessary peer group performance data is not yet publicly available, it is not possible to determine at this time whether (or the extent to which) a bonus under the Executive Incentive Compensation Plan will be payable to Mr. Pankuch in 2002 with respect to 2001 financial performance.

               The foregoing report is submitted by
          Norman Hahn, Chairman of the Board, and
          Irving E. Bressler, Sandra J. Bricker, Elton
          Horning, Lewis M. Good, Aaron S. Kurtz,
          Robert L. Spotts, Dale M. Weaver, Glenn H.
          Weaver and Robert K. Weaver.

                     Stock Performance Graph

          The Securities and Exchange Commission requires that a publicly held company include in its proxy statement a graph comparing five year cumulative total shareholder returns (assuming the reinvestment of dividends) with a broad market index and with a published industry or line-of-business index or an index of peer group companies. The graph appearing below illustrates the five-year cumulative return to a shareholder of PennRock as compared to the S&P 500 Index and to a peer group of ten other comparable banks and bank holding companies, in each case weighted by market capitalization and assuming an initial investment of $100.00 on December 31, 1996 and the reinvestment of all dividends over the periods indicated.

           COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
             AMONG PENNROCK FINANCIAL SERVICES CORP.,
              S & P 500 INDEX, AND PEER GROUP INDEX

                          [INSERT GRAPH]

                December 31   December 31   December 31   December 31   December 31   December 31
                   1996          1997          1998          1999          2000          2001
PennRock          $100.00       $125.46       $160.27       $118.66       $100.88       $175.36
S&P 500           $100.00       $133.37       $171.44       $207.52       $188.62       $166.22
Peer Group        $100.00       $150.01       $175.09       $149.61       $114.81       $167.62

                    PEER GROUP SPECIFICATIONS

          1.  Total assets of $411 million to $1.9 billion.

          2.  Market capitalization of at least $67 million.

          3.  Headquartered in Pennsylvania.

     Institution                               Headquarters

          ACNB Corporation                          Gettysburg
          CNB Financial Corporation                 Clearfield
          Citizens & Northern Corporation           Wellsboro
          Community Banks, Inc.                     Millersburg
          First Chester County Corporation          West Chester
          Franklin Financial Services Corporation   Chambersburg
          Penseco Financial Services Corp.          Scranton
          PennRock Financial Services Corp.         Blue Ball
          Penns Woods Bancorp, Inc.                 Jersey Shore
          Royal Bancshares of Pennsylvania          Narberth
          Sterling Financial Corporation            Lancaster

Audit Committee Report

          The Audit Committee of Blue Ball National Bank (the "Audit Committee") has reviewed the audited financial statements of PennRock for the year ended December 31, 2001 and has discussed these financial statements with management and with PennRock's independent accountants, Simon Lever & Co. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61.

          The Audit Committee has received from Simon Lever & Co. the written disclosures and letter required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with Simon Lever & Co. their independence from PennRock and from PennRock's management.

          Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that PennRock's audited financial statements for the year ended December 31, 2001 be included in PennRock's Annual Report on Form 10-K for that year.

          In connection with the standards for accountant's independence adopted by the Securities and Exchange Commission, the Audit Committee will undertake to consider in advance of the provision of any non-audit services by PennRock's independent accountants whether the provision of such services is compatible with maintaining the independence of such accountants.

               The foregoing report is submitted by
          Robert L. Spotts, Chairman, and Irving E.
          Bressler, Sandra J. Bricker, Lewis M. Good,
          Norman Hahn, and Elton Horning.

Transactions with Directors and Executive Officers

          Some of the directors and executive officers of PennRock and Blue Ball National Bank and the companies with which they are associated were customers of and had banking transactions with Blue Ball National Bank in the ordinary course of the Bank's business during 2001.

          All loans and commitments to loan made to such persons and to the companies with which they are associated were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. It is anticipated that the Bank will enter into similar transactions in the future.

As a matter of policy and as an employee benefit, Blue Ball National Bank makes available home mortgage loans and other loans on a nondiscriminatory basis to all employees of PennRock and its subsidiaries at interest rates below those prevailing for comparable transactions with other persons.
The amount of these loans is not considered material and it is anticipated that the Bank will continue its present policy. Loans at preferential rates are not, however, extended to any executive officer or director of PennRock or Blue Ball National Bank.

Compliance with Section 16(a) of the Exchange Act

          Section 16(a) of the Securities Exchange Act of 1934 requires that the directors and certain officers of PennRock file with the Securities and Exchange Commission reports of ownership and changes in ownership with respect to shares of PennRock common stock beneficially owned by them. Based solely upon its review of copies of such reports furnished to it and written representations made by its directors and those officers who are subject to such reporting requirements, PennRock believes that during the calendar year ended December 31, 2001, all filing requirements applicable to its directors and officers were complied with.

       PROPOSAL TO APPROVE THE STOCK INCENTIVE PLAN OF 2002

Introduction

          The following is a description of the Stock Incentive Plan of 2002 (the "Plan"), which was adopted by the Board of Directors on February 26, 2002 for purposes of replacing the Omnibus Stock Plan, which was approved by the shareholders in 1992. If approved by the shareholders as proposed herein, the Plan will authorize the grant of incentive stock options, nonqualified stock options and bonus stock to key employees of PennRock and its direct and indirect subsidiaries. An incentive stock option (hereinafter referred to as an "ISO") is a stock option which is qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A nonqualified stock option (hereafter referred to as a "NQSO") is a stock option which is not qualified under Section 422 of the Code. (ISO's and NQSO's are sometimes hereinafter referred to individually or collectively as "Options.") Bonus stock (hereinafter referred to as "Bonus Stock") are shares of PennRock common stock which may be granted to key employees under certain circumstances described below. The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code, which relates to the qualification of certain pension, profit-sharing and stock bonus plans.

          The purpose of the Plan is to promote the interests of PennRock and its shareholders by strengthening the ability of PennRock to attract, motivate and retain employees and to provide an additional incentive for employees to promote the financial success and growth of the PennRock and its subsidiaries.

          A summary of the material features of the Plan is set forth below, but is qualified in its entirety by reference to the full text of the Plan as set forth in Exhibit A to this Proxy Statement.

Administration

          The Plan will be administered by the Board of Directors or, alternatively, by a committee of the Board of Directors consisting of at least two directors who are both "non-employee directors" (as such term is defined in the Securities Exchange Act of 1934) and "outside directors" (as such term is defined in the Code). For purposes of the following discussion, it is assumed that the Plan will be administered by the Board of Directors (the "Board").

          Subject to the limitations set forth in the Plan, the Board has discretionary authority to determine the persons to whom awards (an "Award") of Options and Bonus Stock under the Plan will be granted; the time or times when Awards will be granted; in the case of Options, the number of shares subject to an Option, the exercise price of an Option, the time or times at which an Option will vest and thereafter become exercisable, the term of an Option, and whether an Option is to be an ISO or a NQSO; and, in the case of Bonus Stock, similar terms and conditions. In addition, the Board has authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions (and amendments of the terms and provisions) of any written agreement to be entered into between PennRock and each person to whom an Award is granted (a "Participant") under the Plan (which agreements need not be identical), including such terms and provisions as may be required in the Board's judgment to conform to any change in any applicable law or regulation, and to make all other determinations the Board shall deem necessary or advisable for the administration of the Plan.

          An Option must be evidenced by a written agreement. An award of Bonus Stock may or may not be evidenced by a written agreement, depending upon the terms of the Award. PennRock anticipates that, in the ordinary course, Awards will be granted on an annual basis, although nothing in the Plan so requires.

Eligibility

          Key employees of PennRock and its direct and indirect subsidiaries are eligible to receive Awards under the Plan, as determined from time to time by the Board in its sole discretion. The Plan defines the term "key employee" to mean a common law employee of PennRock or a direct or indirect subsidiary who is designated as such by the Board. In determining whether to grant an Award, the Board will consider the nature and extent of the services rendered by the employee involved, the past and potential future contributions of such employee to the success of PennRock and its subsidiaries, and such other factors as the Board may in its discretion determine to be relevant and appropriate. The Board is not obligated to grant Awards to all key employees and may in its discretion grant options to some key employees and not to others.

          There are at present approximately 11 persons who may be deemed to be "key employees" and, therefore, eligible to receive Awards under the Plan. The number of such persons may vary from year to year.

Reservation Of Shares

          PennRock has reserved, subject to shareholder approval of the Plan, 500,000 shares of common stock for issuance under the Plan (equal to approximately 8% of the presently issued and outstanding shares of common stock). The shares of common stock authorized to be issued under the Plan will be made available from authorized but unissued shares of common stock or from treasury shares. If any shares of common stock that are the subject of an Award are forfeited or are not issued and cease to be issuable by reason of the expiration or termination of an Option or for any other reason, such shares may again be made subject to Awards under the Plan. In the event of stock splits, stock dividends and certain corporate reorganizations, recapitalizations, or other specified corporate transactions affecting PennRock or the common stock, proportionate adjustments will be made to the number of shares available for issuance under the Plan. As of February 22, 2002, the closing bid price of PennRock common stock was $22.47 per share.

Benefits Under the Plan

          The benefits or amounts that will be received by or allocated under the Plan to the Chief Executive Officer, the executive officers who are named in the Summary Compensation Table appearing above, all executive officers as a group and all key employees who are not executive officers as a group cannot be presently determined.

Incentive Stock Options

          An ISO that the Board grants to a Participant to purchase shares of common stock must be evidenced by a written Option agreement (an "Option Agreement"). The Board will determine the exercise price of each ISO, which exercise price may not be less than 100% of the fair market value of the common stock on the grant date (110% in the case of certain ten percent or greater shareholders), as determined by the Board in accordance with rules specified in the Plan. Except as otherwise provided in the Plan, once vested, an ISO may be exercised in whole or in part at any time and from time to time during its term, which term may not extend more than ten years from the date the ISO is granted (five years in the case of certain ten percent or greater shareholders). The Board will impose vesting conditions on the exercisability of ISO's. In general, an ISO will vest upon the earlier of: (i) continuous employment following the date of grant for the period specified in the Option Agreement (but not less than six months), and (ii) the occurrence of a change in control (as defined in the Plan). An ISO may vest in stages over a specified period of time. Unless otherwise provided in an Option Agreement, a change in control will be deemed to have occurred, among other events, upon shareholder approval of an acquisition of PennRock (or of all or substantially all of its assets).

          Unless otherwise provided in an Option Agreement, the exercise price per share of an ISO must be paid in full in cash upon exercise. If the Option Agreement permits, the exercise price may be paid in whole or in part by surrendering certain previously owned shares of PennRock common stock. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the ISO is being exercised. Shares surrendered in payment of all or a portion of the exercise price of an ISO must have been held for certain minimum periods of time specified in the Plan. The Board may also approve a "cashless exercise" of an ISO, a transaction in which the ISO is exercised and all or a portion of the acquired shares of common stock are sold through a third party to reduce or eliminate the need for a Participant to use cash to effect the exercise of the ISO. In the case of an Option which is an ISO, such a transaction will result in a "disqualifying disposition" of the sold shares and may result in adverse tax consequences to the Participant, as discussed below.)

          In accordance with certain Code requirements applicable to ISO's, the aggregate fair market value (determined at the time an ISO is granted) of the shares of common stock with respect to which ISO's are exercisable for the first time by an individual during any calendar year may not exceed $100,000.

          A Participant will not have any rights as a shareholder with respect to the shares of common stock subject to an ISO until the shares are paid for and issued to the Participant.

          An ISO granted under the Plan is not assignable or transferable other than by will or the laws of descent and distribution and, during a Participant's lifetime, may be exercised only by the Participant or by his or her duly appointed legal representative.

          A vested ISO may be exercised by a Participant only during its term and only during the term of his employment, except as provided below. As a general rule, in the event of a Participant's termination of employment: (i) by reason of retirement (as defined in the Plan), a vested ISO may be exercised until the earlier of its expiration or the date which is three months following termination of employment; (ii) by reason of death or disability (as defined in the Plan), a vested ISO may be exercised until the earlier of its expiration or the date which is 12 months following termination of employment; (iii) by PennRock for cause (as defined in the Plan), a vested ISO will be forfeited on the date of termination of employment; and (iv) for any other reason, a vested ISO may be exercised until the earlier of its expiration or the date which is three months following termination of employment.

Nonqualified Stock Options

          A NQSO that the Board grants to a Participant to purchase shares of common stock must be evidenced by an Option Agreement. The Board will determine the exercise price of each NQSO, which exercise price may not be less than 100% of the fair market value of the common stock on the grant date, as determined by the Board in accordance with rules specified in the Plan. Except as otherwise provided in the Plan, once vested, a NQSO may be exercised in whole or in part at any time and from time to time during its term, which term may not extend more than ten years and one month from the date the NQSO is granted. The Board will impose vesting conditions on the exercisability of NQSO's. In general, a NQSO will vest upon the earlier of: (i) continuous employment following the date of grant for the period specified in the Option Agreement (but not less than six months), and (ii) the occurrence of a change in control (as defined in the Plan). Unless otherwise provided in an Option Agreement, a change in control will be deemed to have occurred, among other events, upon shareholder approval of the acquisition of PennRock (or of all or substantially all of its assets).

          Unless otherwise provided in an Option Agreement, the exercise price per share of a NQSO must be paid in full in cash upon exercise. If the Option Agreement permits, the exercise price may be paid in whole or in part by surrendering certain previously owned shares of PennRock common stock. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the NQSO is being exercised. Shares surrendered in payment of all or a portion of the exercise price of a NQSO must have been held for certain minimum periods of time specified in the Plan. The Board may also approve a "cashless exercise" of a NQSO, a transaction which is essentially identical to a "cashless exercise" of an ISO as described above.

          A Participant will not have any rights as a shareholder with respect to the shares of common stock subject to a NQSO until the shares are paid for and issued to the Participant.

          Except as determined by the Board and set forth in an Option Agreement, a NQSO is not assignable or transferable other than by will or the laws of descent and distribution and, during a Participant's lifetime, is exercisable only by the Participant or his or her duly appointed legal representative.

          A vested NQSO may be exercised by a Participant only during its term and only during the term of his employment, except as provided below. As a general rule, in the event of a Participant's termination of employment: (i) by reason of retirement (as defined in the Plan), a vested NQSO may be exercised until the earlier of its expiration or a date which is up to 24 months (as specified in the Option Agreement) following termination of employment; (ii) by reason of death or disability (as defined in the Plan), a vested NQSO may be exercised until the earlier of its expiration or the date which is 12 months following termination of employment; (iii) by PennRock for cause (as defined in the Plan), a vested NQSO will be forfeited on the date of termination of employment; and
(iv) for any other reason, a vested NQSO may be exercised until the earlier of its expiration or the date which is three months following termination of employment.

Bonus Stock

          The Plan authorizes the grant of Bonus Stock to key employees under two circumstances. First, shares of Bonus Stock may be awarded to a key employee in lieu of the payment of all or a portion of any cash bonus to which he or she may otherwise be entitled under a bonus plan or program of PennRock. Second, shares of Bonus Stock may be awarded to a key employee in recognition of "particularly commendable performance," as determined by the Board; provided, however, that not more than 250 shares of Bonus Stock may be issued to any one person within any six-month period. The distribution of Bonus Stock may be subject to vesting or other conditions, as determined by the Board.

          In the case of shares of Bonus Stock that are subject to vesting or other conditions, such shares will be issued in the name of the Participant upon grant, but will be retained by PennRock until such time as they vest or otherwise become distributable, at which time (or within 30 days thereafter) the certificates for such shares will be delivered to the Participant, together with any dividends that have been paid on such shares as provided in the Plan.

          Rights with respect to Bonus Stock may not be assigned or transferred prior to vesting or satisfaction of any other applicable condition.

Certain United States Federal Income Tax Consequences

          The following is a brief summary of the principal United States Federal income tax consequences of transactions under the Plan, based up on current law. This summary is not intended to be exhaustive with respect to all potential Federal income tax consequences that may affect a particular person, including one who is subject to the restrictions of
Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"). In addition, this summary does not constitute tax advice and, among other things, does not discuss state, local or foreign income tax consequences or address estate or gift tax consequences relating to the Plan's operation. Participants are urged to consult with their tax advisors with regard to their participation in the Plan.

          Incentive Stock Options. No taxable income is realized by a Participant upon the grant or exercise of an ISO. If shares of common stock are issued to a Participant pursuant to the exercise of an ISO and if no disqualifying disposition of such shares is made by the Participant within two years after the date of grant or within one year after the receipt of such shares by the Participant, then: (i) upon the sale of such shares, any amount realized in excess of the exercise price will normally be taxed to the Participant as a long-term capital gain, and
(ii) no deduction will be allowed to PennRock. Additionally, the excess, if any, of the fair market value of the shares of common stock issued upon exercise over the aggregate Option exercise price (the "Spread") will give rise to an item of tax preference in the year of exercise that may result in alternative minimum tax liability for the Participant.

          If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, such disposition would constitute "disqualifying disposition" and generally: (i) the Participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and (ii) PennRock will be entitled to deduct such amount. Any other gain realized by the Participant on such disposition will be taxed as short-term or long-term capital gain and will not result in any deduction to PennRock.

          If a Participant pays the exercise price in full or in part with previously owned shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss generally will be recognized upon the delivery of the previously owned shares to PennRock and the shares issued in replacement of the shares surrendered to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously owned shares. A Participant, however, would not be able to utilize the holding period for the previously owned shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of common stock will have a basis of zero and a holding period that commences on the date the common stock is issued to the Participant upon exercise of the ISO.

          Nonqualified Stock Options. No taxable income is realized by a Participant upon the grant of a NQSO. Upon the exercise of a NQSO, the Participant will recognize ordinary compensation income in an amount equal to the Spread. Special rules may apply to the timing and amount of income recognition for persons who are subject to the restrictions of
Section 16(b) of the 1934 Act. The Spread is generally deductible by PennRock for Federal income tax purposes. (See "Certain Limitations on Deductibility of Executive Compensation".) The Participant's tax basis in shares of common stock acquired by exercise of a NQSO will be equal to the exercise price, plus the amount taxable as ordinary income.

          Upon a sale of the shares of common stock issued to a Participant through the exercise of a NQSO, any gain or loss will generally be treated for Federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of such stock. In general, the Participant's holding period for shares acquired pursuant to the exercise of a NQSO begins on the date of the exercise of the NQSO.

          If a Participant pays the exercise price in full or in part by the surrender of shares of previously owned common stock, such exercise will not affect the tax treatment described above. With respect to such exercise, no gain or loss generally will be recognized to the Participant upon the surrender of the previously owned shares to PennRock. The shares issued upon exercise which are equal in number to the previously owned shares surrendered in payment of the exercise price will have the same tax basis as the surrendered shares and they will have a holding period for purposes of determining capital gain or loss that includes the holding period of the surrendered shares. The fair market value of the remaining shares issued to the Participant will be taxable to the Participant as compensation. Such remaining shares will have a tax basis equal to the fair market value recognized by the Participant as compensation income and the holding period will commence on the exercise date.

          Bonus Stock. In the case of Bonus Stock distributed to a Participant free from substantial restrictions under the Plan, the Participant will recognize ordinary income in an amount equal to the fair market value of such stock. Special rules may apply to the timing and amount of income recognition for persons who are subject to the restrictions of Section 16(b) of the 1934 Act. In the case of Bonus Stock distributed to a Participant who is subject to a substantial restriction, no taxable income is recognized by the Participant upon the grant. Upon vesting and/or satisfaction of any other restriction applicable thereto, the Participant will recognize ordinary compensation income in an amount equal to the then fair market value of the released shares, again subject (for certain persons) to the effect of certain special timing rules related to Section 16(b) of the 1934 Act. At the time of income recognition, PennRock should be entitled to a tax deduction, subject to the possible application of Code Section 162 described below. A Participant may, within 30 days after receiving a grant of Bonus Stock restricted by the Plan or applicable federal law, make a Code
"Section 83(b)" election to recognize income as of the grant date, rather than the later date on which the Bonus Stock becomes free of restrictions. The factors relevant to making such an election are complex and any Participant contemplating such an election should first consult with a tax advisor. In particular, a Participant should be aware that such an election to recognize income will apply even if the right to the Bonus Stock is later forfeited or otherwise not earned.

          Tax Withholding. As a condition of the exercise of an Option or the delivery of shares of Bonus Stock, PennRock will require that appropriate provisions be made for any required tax withholdings. In general: (i) a NQSO will be subject to federal income and employment tax withholding upon exercise, (ii) an ISO may be subject to federal employment tax withholding upon exercise after 2002, unless recent Internal Revenue Service pronouncements are withdrawn or otherwise overruled through legislation, and (iii) Bonus Stock will be subject to federal income and employment tax withholding at the time of income recognition. (In addition, each Award may also be subject to state and local taxation at various times.)

          Provisions for withholding may be made, with Board approval and subject to applicable law, by electing to have shares (otherwise issuable) withheld with a value equal to the amount of the required withholding. Any such transaction would normally be treated for tax purposes as an acquisition by the Participant of the relevant shares, followed by their sale or exchange.

          Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Code Section 162(m) limits the deduction to PennRock for compensation paid to certain executive employees in excess of $1 million per executive per taxable year. However, compensation paid to such executives will not be subject to such deduction limit if it is considered "qualified performance-based compensation" (as defined in regulations under Code Section 162(m)). In accordance with the requirements of Section 162(m), the Plan, among other things, provides that no person may be granted Options to acquire more than 25,000 shares in any 12 month period. It is anticipated that any taxable income derived from Options granted under the Plan will be treated as qualified performance compensation and, therefore, will not be subject to the deduction disallowance provisions of Code Section 162(m). Bonus Stock, however, may be subject to such disallowance provisions depending on the circumstances relating to the earning and issuance of such stock.

Termination of Options on Liquidation, Merger or Sale of Assets

          All unexercised Options and unvested shares of Bonus Stock which are then outstanding under the Plan will terminate upon a liquidation or dissolution of PennRock, a merger or consolidation in which PennRock is not the surviving or resulting corporation, or a sale of all or substantially all of PennRock's assets, except to the extent that another corporation assumes and continues the Awards or substitutes its own Awards under the terms of the transaction involved.

Amendment, Suspension, or Termination of the Plan; Share and Option
Adjustment

          The Plan has a term of ten years and will terminate on February 26, 2012, subject to earlier termination or amendment by the Board. The Board may terminate, amend, modify or suspend the Plan at any time and from time to time to ensure that Awards granted under the Plan conform to any changes in the law or for any other reason the Board determines to be in the best interests of PennRock. Modifications or amendments to the Plan are not required to be approved by the shareholders of PennRock, except to the extent required by certain state or federal law, or by exchange-related rules. No termination, modification or amendment of the Plan, without the consent of the Participant to whom an Award has previously been granted, may adversely affect such Participant's rights under such Award.

          In the event of any change in PennRock common stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination or exchange of shares, merger, consolidation or similar action, appropriate adjustment will be made to: (i) the number of shares authorized for issuance under the Plan, (ii) the number of shares into which outstanding Options may be converted upon exercise, (iii) the exercise price of outstanding Options, (iv) the maximum number of Options that may be granted to any person during any 12-month period, (v) the maximum number of shares of Bonus Stock that may be awarded to a person during any six month period for "particularly commendable performance," and (vi) such other terms as are appropriate under the circumstances. In addition, the Board of Directors may in its discretion make similar changes to outstanding Awards in other circumstances where such changes are deemed to be equitable.

Recommendation of the Board of Directors

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE STOCK INCENTIVE PLAN OF 2002.

          The Board of Directors believes that the adoption of the Stock Incentive Plan of 2002 is in the best interests of PennRock and its shareholders and recommends that this proposal be approved by the shareholders. Accordingly, the following resolutions will be presented to the shareholders at the annual meeting:

               RESOLVED, that the adoption by the Board of Directors of the Stock Incentive Plan of 2002 (the
          "Plan") be and is hereby approved and ratified by the shareholders of the corporation; and

               RESOLVED FURTHER, that the officers and directors of the corporation be and are hereby authorized and empowered on behalf of the corporation to take all such actions as they may determine in the exercise of their discretion to be necessary or appropriate in connection with the adoption, implementation and administration of the Plan.

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General Information

          For the year ended December 31, 2001, PennRock engaged Simon Lever & Co., independent certified public accountants, to certify its financial statements and those of Blue Ball National Bank. It is anticipated that Simon Lever & Co. will be similarly engaged in 2002. Representatives of Simon Lever & Co. are expected to be present at the shareholder meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Information About Fees

                           Audit Fees

          Audit fees billed to PennRock by Simon Lever & Co. during 2001 for services related to the audit of PennRock's annual financial statements and the review of the financial statements included in PennRock's Quarterly Reports on Form 10-Q totaled $86,502.

   Financial Information Systems Design and Implementation Fees

          PennRock did not engage Simon Lever & Co. to provide services relating to financial information systems design and implementation during 2001.

                         All Other Fees

          Fees billed to PennRock by Simon Lever & Co. during 2001 for all other non-audit services, including tax related services, totaled $7,495.

                      ADDITIONAL INFORMATION

          A copy of the annual report of PennRock for the year ended December 31, 2001 on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders, depositors and other interested persons upon request from Glenn H. Weaver, President, PennRock Financial Services Corp., 1060 Main Street, P.O. Box 580, Blue Ball, Pennsylvania 17506.

                          OTHER MATTERS

          The Board of Directors of PennRock knows of no other matters other than those discussed in this proxy statement which will be presented at the 2002 annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of PennRock.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              GLENN H. WEAVER
                              President

Blue Ball, Pennsylvania
March 29, 2002



                            EXHIBIT A

                PENNROCK FINANCIAL SERVICES CORP.

                   STOCK INCENTIVE PLAN OF 2002



                        TABLE OF CONTENTS

ARTICLE                                                     PAGE

Article 1.   PURPOSE OF THE PLAN; TYPES OF AWARDS             1

Article 2.   DEFINITIONS                                      1

Article 3.   ADMINISTRATION                                   3

Article 4.   COMMON STOCK SUBJECT TO THE PLAN                 4

Article 5.   ELIGIBILITY                                      5

Article 6.   OPTIONS IN GENERAL                               5

Article 7.   TERM, VESTING AND EXERCISE OF OPTIONS            6

Article 8.   EXERCISE OF OPTIONS FOLLOWING TERMINATION
             OF EMPLOYMENT                                    7

Article 9.   BONUS STOCK                                      9

Article 10.  ADJUSTMENT PROVISIONS                           10

Article 11.  GENERAL PROVISIONS                              11



         ARTICLE 1.  PURPOSE OF THE PLAN; TYPES OF AWARDS

          1.1 Purpose. The PennRock Financial Services Corp. Stock Incentive Plan of 2002 is intended to provide selected Key Employees of PennRock Financial Services Corp. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate selected Key Employees to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Awards will be granted to Key Employees based, among other things, on the Participant's level of responsibility within the Corporation.

          1.2 Form of Award. Incentive Stock Options, Nonqualified Stock Options and Bonus Stock may be awarded within the limitations of the Plan herein described.

                     ARTICLE 2.  DEFINITIONS

          2.1 "Agreement". A written instrument evidencing the award of an Option and, if necessary, Bonus Stock. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

          2.2  "Award".  The grant of an Option or Bonus Stock.

          2.3  "Board".  The board of directors of the Corporation.

          2.4 "Bonus Stock". Common Stock awarded pursuant to the provisions of Article 9.

          2.5 "Change in Control". Except as otherwise provided in an Agreement, the first to occur of any of the following events:

               (a)  any "Person" (as such term is used in
Sections 13(d) and 14(d) of the Exchange Act), except for (i) any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), or
(ii) any entity controlled directly or indirectly by the Corporation, is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

               (b) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or of Blue Ball National Bank to another entity, except to an entity controlled directly or indirectly by the Corporation;

               (c) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

                    (i) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; and

                    (ii) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute a majority of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization;

               (d) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

               (e) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          2.6  "Code".   The Internal Revenue Code of 1986, as amended.

          2.7 "Committee". The committee, if any, which the Board appoints to administer the Plan.

          2.8 "Common Stock". The common stock of the Corporation ($2.50 par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

          2.9 "Corporation". PennRock Financial Services Corp., a Pennsylvania corporation.

          2.10 "Employee". Any common law employee of the Corporation or a Subsidiary.

          2.11 "Exchange Act". The Securities Exchange Act of 1934, as amended.

          2.12 "Incentive Stock Option". A Stock Option intended to satisfy the requirements of Code Section 422(b).

          2.13 "Key Employee". An Employee designated as such by the Committee.

          2.14 "Nonqualified Stock Option". A Stock Option other than an Incentive Stock Option.

          2.15 "Optionee". A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

          2.16 "Participant". A Key Employee to whom an Award has been granted and remains unvested or otherwise outstanding and subject to the conditions of the Plan.

          2.17 "Plan". The PennRock Financial Services Corp. Stock Incentive Plan of 2002.

          2.18 "Retirement". The termination of a Participant's employment (i) following attainment of age 65, (ii) following attainment of age 55 and accumulation of ten or more consecutive years of service with the Corporation and/or its Subsidiaries, as reflected in the personnel records of such entities, or (iii) under circumstances that otherwise comply with the Corporation's retirement policies then in effect.

          2.19  "Securities Act".  The Securities Act of 1933, as amended.

          2.20 "Stock Option" or "Option". An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

          2.21 "Subsidiary". A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

                    ARTICLE 3.  ADMINISTRATION

          3.1 The Committee. Subject to the provisions of Section 3.4, the Plan shall be administered by a committee of the Board composed of two or more members of the Board, all of whom are (a) "non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to
Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

          3.2  Powers of the Committee.

               (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

               (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction, among other things, to:

                    (i) determine and select the Key Employees to be granted Awards (it being understood that more than one Award may be granted to the same person);

                    (ii) determine the number of shares subject to each Award;

                    (iii) determine the date or dates when the Awards will be granted;

                    (iv) determine the exercise price of shares subject to Options in accordance with Article 6;

                    (v) determine the date or dates when an Option will vest and may thereafter be exercised within the term of the Option specified pursuant to Article 7;

                    (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option; and

                    (vii) prescribe the form, which shall be consistent with the Plan document, of any Agreement evidencing an Award granted under the Plan.

          No Award shall be deemed granted by the Committee until such time as it shall have been approved by a majority of the disinterested members of the Board, as provided above.

          3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

          3.4 Administration By the Board. In lieu of the appointment of a Committee to administer the Plan, the Board may administer the Plan itself, in which case references herein to (i) action by the Committee shall be deemed a reference to action by the Board, and (ii) approval of Committee action by a disinterested majority of the Board shall not apply.

           ARTICLE 4.  COMMON STOCK SUBJECT TO THE PLAN

          4.1 Common Stock Authorized. The aggregate number of shares of Common Stock with respect to which Options and Bonus Stock may be awarded under the Plan shall not exceed 500,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

          4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates or is forfeited, the shares of Common Stock allocable to such expiration, termination or forfeiture may thereafter be made subject to an Award under the Plan.

                     ARTICLE 5.  ELIGIBILITY

          5.1 Participation. Awards shall be granted only to persons who are Key Employees on the grant date.

          5.2 Incentive Stock Option Eligibility. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by an Optionee or by any other person.

                 ARTICLE 6.  OPTIONS IN GENERAL

          6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 5.2. The exercise price shall be subject to adjustment as provided in Article 10.

          6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

          6.3 Determination of Fair Market Value. For purposes of the Plan, the fair market value of the Common Stock shall be determined as follows:

               (a) Exchange Traded. In the event that the Common Stock is listed on an established stock exchange, the fair market value per share shall be the closing sale price of the Common Stock on such exchange on the applicable date or, if no sale of Common Stock occurred on that day, on the next preceding day on which a sale occurred.

               (b) NASDAQ Listed. In the event that the Common Stock is not listed on an established stock exchange, but is then quoted on the NASDAQ National Market, the fair market value per share shall be the closing sale price of the Common Stock on the NASDAQ National Market on the applicable date or, if no sale of Common Stock occurred on that day, on the next preceding day on which a sale occurred.

               (c) OTC Traded. In the event that the Common Stock is not listed on an established stock exchange and is not quoted on the NASDAQ National Market, the fair market value per share shall be the average of the average of the closing bid and asked quotations of the Common Stock for the five trading days immediately preceding the applicable date as reported by two brokerage firms to be selected by the Committee which are then making a market in the Common Stock, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five trading days immediately preceding the applicable date on which closing bid and asked quotations are available.

               (d) Other. In the event that the Common Stock is not listed on an established stock exchange, is not quoted on the NASDAQ National Marketr and no closing bid and asked quotations are available, or that the fair market value per share cannot otherwise be determined as contemplated above, then fair market value per share shall be determined in good faith by the Committee.

          6.4 Limitation on Grants. Option grants to any Key Employee under this Plan (and any other stock option plan of the Corporation or a Subsidiary) shall not exceed, in the aggregate, Options to acquire 25,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in
Article 10.

          6.5  Transferability of Options.

               (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or her.

               (b) An Optionee may, if and to the extent provided in an Agreement, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

        ARTICLE 7.  TERM, VESTING AND EXERCISE OF OPTIONS

          7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be exercisable (i.e., become vested) only after the earlier of the date on which (i) the Optionee has completed such period of continuous employment (not less than six months) with the Corporation or a Subsidiary immediately following the date of the grant of the Option as may be specified in an Agreement, or (ii) unless otherwise provided in an Agreement, a Change in Control occurs.

          7.2  Exercise.

               (a) Subject to the provisions of Article 8, an Option may be exercised only during the continuance of the Optionee's employment.

               (b) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, if permitted in the relevant Agreement, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as equals the amount of such exercise price. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or, as may from time to time be determined by the Committee, such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

               (c) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

               (d) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

                 ARTICLE 8.  EXERCISE OF OPTIONS
               FOLLOWING TERMINATION OF EMPLOYMENT

          8.1 Retirement. In the event of an Optionee's termination of employment due to Retirement, his or her Option shall lapse at the earlier of the expiration of the term of the Option or:

               (a) in the case of an Incentive Stock Option, three months from the date of Retirement; and

               (b) in the case of a Nonqualified Stock Option, up to 24 months from the date of Retirement (as specified in the relevant Agreement).

          8.2 Death or Total and Permanent Disability. In the event of termination of an Optionee's employment due to death or being "disabled" (within the meaning of Code Section 22(e)(3)), his or her Option shall lapse at the earlier of (a) the expiration of the term of the Option, or
(b) one year after termination due to such a cause.

          8.3 Termination For Cause. In the event of an Optionee's termination of employment "for cause," his or her Option shall lapse on the date of such termination. Termination "for cause" shall mean the Optionee was terminated after:

               (a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of the Optionee or relieve him or her of his or her duties;

               (b) the Optionee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Optionee for a period of 45 consecutive days;

               (c) the Optionee willfully fails to follow the lawful instructions of the Board after receipt of written notice of such instructions, other than a failure resulting from the Optionee's incapacity because of physical or mental illness; or

               (d) a finding is made by the Board that such termination is otherwise in the best interest of the Corporation.

          8.4  Special Termination Provisions.

               (a) In the case of a corporate downsizing, the Retirement of an Optionee or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the continuous service requirement for vesting specified in an Agreement pursuant to
Section 7.1 and permit the exercise of an option held by an Optionee prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment.

               (b) In the event the Committee waives the continuous service requirement with respect to an option and the circumstance of an Optionee's termination of employment is described in Section 8.1 or 8.2, the affected Option will lapse as otherwise provided in the relevant section.

               (c) In the case of a corporate downsizing or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the otherwise applicable lapse provision of the Option of a Participant and permit its exercise until a date which is the earlier of the expiration of the term of the Option or:

                    (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

                    (ii) in the case of a Nonqualified Stock Option, up to 24 months from the date of termination of employment (as specified in the relevant resolution).

               (d) No exercise of discretion under this Section with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance.

          8.5 Other Termination By the Corporation or Optionee. Except as otherwise provided elsewhere in this Article or unless otherwise provided in a relevant Agreement, in the event of an Optionee's termination of employment at the election of the Corporation or in the event of termination of employment at the election of an Optionee, his or her Option shall lapse at the earlier of (i) the expiration of the term of the Option, or (ii) three months after such termination.

                     ARTICLE 9.  BONUS STOCK

          9.1 Bonus Stock Awards Authorized. Common Stock may be awarded as Bonus Stock under the Plan only for either of the following reasons:

               (a) Common Stock may be awarded to a Key Employee in lieu of the payment of all or a portion of any cash bonus to which he or she may otherwise be entitled under any bonus plan or program in which he or she participates.

               (b) Common Stock, not in excess of 250 shares during any six-month period, may be awarded to a Key Employee in recognition of "particularly commendable performance," as such term may be construed from time to time by the Committee. The limitation established in the preceding sentence shall be subject to adjustment as provided in
Article 10.

          9.2 Conditions of Bonus Stock Awards. Any Award granted under this Article may be made without restriction or may be made subject to such vesting or other restrictions as the Committee specifies in connection with such grant.

          9.3  Issuance and Retention of Share Certificates for Unvested
Awards.   The Committee may provide that any unvested share of Bonus Stock issued under this Article be retained by the Corporation until such time as the Bonus Stock vests or otherwise becomes distributable. In such event, if requested by the Committee, one or more stock powers, executed in blank, shall be executed by the Participant and delivered to the Corporation to hold until such time as the Bonus Stock becomes distributable or is forfeited.

          9.4 Release of Shares. Within 30 days following the date on which a Participant becomes entitled to actual receipt of shares of Bonus Stock, the Corporation shall deliver to him or her a certificate evidencing ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on or after the date of the related Award.

          9.5 Forfeiture of Bonus Stock. In the event of the forfeiture of a Bonus Stock Award, for whatever reason, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

          9.6 Assignment, Transfer, Etc. of Bonus Stock Rights. The potential right of a Participant to shares of Bonus Stock may not be assigned, transferred, sold, pledged, hypothecated or otherwise encumbered or disposed of until such time as an unrestricted certificate for such shares is received by him or her.

               ARTICLE 10.  ADJUSTMENT PROVISIONS

          10.1  Share Adjustments.

               (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the number of shares of Common Stock remaining authorized hereunder to be made the subject of Awards, (ii) the number of shares of Common Stock then subject to Options and the exercise price thereof, (iii) the maximum number of Options that may be granted within a 12-month period to any one person, (iv) the limitation on the issuance of Bonus Stock described in Section 9.1(b), and (v) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

               (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

               (c) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

          10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation, or a sale of all or substantially all of the Corporation's assets shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Awards or substitute its own awards.

          10.3 Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this Article shall be rounded down to the nearest number of whole shares.

          10.4  Binding Determination.   To the extent that the foregoing
adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.

                 ARTICLE 11.  GENERAL PROVISIONS

          11.1  Effective Date.   The Plan shall become effective upon its
adoption by the Board (February 26, 2002), provided that any grant of an Award is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

          11.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

          11.3  Limitation on Termination, Amendment or Modification.

               (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

                    (i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan;

                    (ii)  changes the class of eligible Participants; or

                    (iii) otherwise requires the approval of shareholders under applicable state or federal law, or exchange-related rules.

               (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

          11.4 No Right to Employment. Nothing contained in the Plan or in any instrument under the Plan shall confer upon a Participant any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment at any time and for any reason.

          11.5  Withholding Taxes.

               (a) Subject to the provisions of Subsection (b), the Corporation will require, as a condition to the exercise of an Option or the release of shares of Bonus Stock, that a Participant (or other relevant person) pay or reimburse to it any withholding taxes at such time as withholding is required by law.

               (b) With the approval of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option or the release of shares of Bonus Stock) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

          11.6  Listing and Registration of Shares.

               (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be distributed, if at any time a majority of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the Board.

               (b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming under or through a Participant) shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law.

          11.7 Disinterested Director. For purposes of this Plan, a director shall be deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.

          11.8 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

          11.9 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

          11.10 Headings. The headings of the several articles and Sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.



                             APPENDIX

                PENNROCK FINANCIAL SERVICES CORP.

     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 2002

PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Susan E. Ewell, Jean M. Good and Edgar H. Martin, or any one of them, as proxies, with full power of substitution, to vote as directed below all of the shares of PennRock common stock held of record on March 14, 2002, by the undersigned and by the Plan Agent for the account of the undersigned under the Dividend Reinvestment Plan, at the annual meeting of shareholders to be held on Tuesday, April 23, 2002, at 10:00 a.m. and at any adjournment thereof, with all of the powers the undersigned would possess if personally present.

1.  ELECTION OF THREE DIRECTORS FOR A TERM OF THREE YEARS

[ ]   FOR all nominees listed    [ ]   WITHHOLD AUTHORITY to
      below (except as marked          vote for all nominees
      to the contrary below)           listed below

     Aaron S. Kurtz     Robert K. Weaver     Lewis M. Good

               INSTRUCTION:  To withhold authority
               to vote for any individual nominee,
               strike a line through the nominee's
               name.

2.  PROPOSAL TO APPROVE THE STOCK INCENTIVE PLAN OF 2002

         [ ] FOR         [ ] AGAINST         [ ]ABSTAIN

          The Board of Directors unanimously recommends a vote FOR this proposal.

          It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting and wish to vote in person.

                  (To be signed on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IDENTIFIED ABOVE AND FOR THE PROPOSAL TO APPROVE THE STOCK INCENTIVE PLAN OF 2002.

          This proxy also confers authority as to any other business which may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of PennRock.

          The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement dated March 29, 2002 and hereby revokes all proxies heretofore given.

                              Dated:  ____________________, 2002


                              __________________________________
                              Signature


                              __________________________________
                              Signature


                                   IMPORTANT: Please sign
                                   exactly as your name or names
                                   appear hereon.  Joint owners
                                   should each sign.  If you
                                   sign as agent or in any other
                                   representative capacity,
                                   please state the capacity in
                                   which you sign.